                                                        AMERICAN SKANDIA TRUST
                                                    INVESTMENT MANAGEMENT AGREEMENT
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         THIS AGREEMENT is made this 11th day of November,  2002 by and between American Skandia Trust, a Massachusetts  business trust
(the "Fund"), and American Skandia Life Investment Services, Inc., a Connecticut corporation (the "Investment Manager").

                                                                   WITNESETH
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         WHEREAS, the Fund is registered as an open-end,  diversified  management  investment under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder; and

         WHEREAS,  the Investment Manager is registered as an investment adviser under the Investment  Advisers Act of 1940, as amended
(the "Investment Advisers Act"); and

         WHEREAS,  the Fund and the  Investment  Manager  desire to enter into an agreement to provide for the management of the assets of the AST Goldman Sachs Concentrated Growth Portfolio (the "Portfolio") on the terms and conditions hereinafter set forth.

         NOW THEREFORE,  in  consideration of the mutual  covenants  herein  contained and other good and valuable  consideration,  the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1.       Management.  The Investment  Manager shall act as investment  manager for the Portfolio and shall,  in such capacity,
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manage the investment operations of the Portfolio,  including the purchase, retention,  disposition and lending of securities,  subject at all times to the  policies  and control of the Fund's  Board of  Trustees.  The  Investment  Manager  shall give the  Portfolio  the benefit of its best judgments, efforts and facilities in rendering its services as investment manager.

2.       Duties of Investment Manager. In carrying out its obligation under paragraph 1 hereof, the Investment Manager shall:
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(a)      supervise and manage all aspects of the Portfolio's operations:

(b)      provide the Portfolio or obtain for it, and thereafter  supervise,  such executive,  administrative,  clerical and shareholder servicing services as are deemed advisable by the Fund's Board of Trustees;

(c)      arrange,  but not pay for, the periodic  updating of  prospectuses  and  supplements  thereto,  proxy  material,  tax returns, reports  to the  Portfolio's  shareholders,  reports  to and  filings  with the  Securities  and  Exchange  Commission,  state Blue Sky authorities and other applicable regulatory authorities;

(d)      provide to the Board of Trustees of the Fund on a regular basis,  written  financial  reports and analyses on the  Portfolio's securities transactions and the operations of comparable investment companies;

                  (e)      obtain and evaluate  pertinent  information  about  significant  developments and economic,  statistical and financial data, domestic,  foreign or otherwise,  whether affecting the economy generally or the Portfolio,  and whether concerning the individual  issuers  whose  securities  are  included in the  Portfolio  or the  activities  in which they  engage,  or with respect to securities which the Investment Manager considers desirable for inclusion in the Portfolio;

                  (f)      determine  what issuers and  securities  shall be  represented  in the  Portfolio's  portfolio and regularly report them in writing to the Board of Trustees;

                  (g)      formulate and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Board of Trustees; and

                  (h)      take, on behalf of the  Portfolio,  all actions which appear to the Fund necessary to carry into effect such purchase  and sale  programs  and  supervisory  functions as  aforesaid,  including  the placing of orders for the purchase and sale of portfolio securities.

         3.       Broker-Dealer  Relationships.  The Investment Manager is responsible for decisions to buy and sell securities for the
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Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission  rates. The Investment  Manager shall determine the securities to be purchased or sold by the Portfolio pursuant to its determinations  with or through such persons,  brokers or: dealers, in  conformity  with the  policy  with  respect  to  brokerage  as set forth in the  Fund's  Prospectus  and  Statement  of  Additional
Information,  or as the Board of Trustees may determine from time to time.  Generally,  the Investment Manager's primary  consideration in placing  Portfolio  securities  transactions  with  broker-dealers  for  execution is to obtain and maintain  the  availability  of, execution at the best net price and in the most effective  manner possible.  The Investment  Manager may consider sale of the shares of the Portfolio, subject to the requirements of best net price and most favorable execution.

         Consistent  with  this  policy,  the  Investment  Manager  will  take the  following  into  consideration:  the best net price available;  the  reliability,  integrity  and financial  condition of the  broker-dealer;  the size of and  difficulty in executing the order; and the value of the expected  contribution of the broker-dealer to the investment  performance of the Portfolio on a continuing basis.  Accordingly,  the cost of the brokerage  commissions  to the Portfolio may be greater than that available from other brokers if the  difference is reasonably  justified by other aspects of the portfolio  execution  services  offered.  Subject to such policies and procedures as the Board of Trustees of the Fund may determine,  the Investment  Manager shall not be deemed to have acted unlawfully or to have  breached  any duty  solely by reason of its having  caused the  Portfolio  to pay a broker or dealer  that  provides  research services to the Investment  Manager for the  Portfolio's use an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another  broker or dealer would have charged for effecting that  transaction,  if the Investment
Manager,  determines in good faith that such amount of  commission  was  reasonable  in relation to the value of the research  services provided by such broker,  viewed in terms of either that particular  transaction or the Investment  Manager's ongoing  responsibilities with respect to the  Portfolio.  The  Investment  Manager is further  authorized  to allocate the orders  placed by it on behalf of the
Portfolio  to such  brokers  and dealers  who also  provide  research or  statistical  material,  or other  services to the Fund or the
Investment  Manager.  Such  allocation  shall be in such amounts and  proportions  as the  Investment  Manager shall  determine and the
Investment  Manager will report on said  allocations  to the board of Trustees of the Fund  regularly as requested by the board and, in any event, at least once each calendar year if no specific  request is made,  indicating the brokers to whom such allocations have been made and the basis therefor.

         4.       Control by. Board of  'Trustees.  Any  investment  program  undertaken  by the  Investment  Manager  pursuant to this
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Agreement,  as well as any other activities  undertaken by the Investment Manager on behalf of the Fund pursuant thereto,  shall at all times be subject to any directives of the Board of Trustees of the Fund.

         5.       Compliance  with  Applicable  Requirements,  In carrying out its  obligations  under this  Agreement,  the Investment
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Manager shall at all times conform to:

                  (a)      all  applicable  provisions  of the  Investment  Company Act and  Investment  Advisers Act and any rules and regulations adopted thereunder, as amended; and

                  (b)      the  provisions  of the  Registration  Statements  of the  Fund  under  the  Securities  Act of 1933 and the
Investment  Company Act,  including the  investment  objectives,  policies and  restrictions,  and  permissible  investments  specified therein; and

                  (c)      the provisions of the Declaration of Trust of the Fund, as amended; and

                  (d)      the provisions of the By-laws of the Fund, as amended; and

                  (e)      any other applicable provisions of state and federal law.

         6.    Expenses.  The  expenses  connected  with the Fund shall be  allocable  between the Fund and the  Investment  Manager as
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follows:

                  (a)      The  Investment  Manager  shall  furnish,  at its expense and without  cost to the Fund,  the  services of a
President  Secretary,  and one or more Vice  Presidents of the Fund, to the extent at such  additional  officers may be required by the
Fund for the proper conduct of its affairs.

                  (b)      The  Investment  Manager  shall  further  maintain,  at its expense and without  cost to the Fund, a trading function in order to carry out its  obligations  under  subparagraphs.  (f),  (g) and (h) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

                  (c)      Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i)      any of the costs  (including  applicable  office  space,  facilities  and  equipment)  of the  services of a principal  financial  officer of the Fund whose normal duties  consist of  maintaining  the  financial  accounts and books and records of the Fund; including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii)     any of the costs  (including  applicable  office space,  facilities and equipment) of the services Of any of the personnel  operating under the direction of such principal  financial officer.  Notwithstanding the obligation of the Fund to bear the expense of the functions  referred to in clauses (i) and (ii) of this  subparagraph  (c), the  Investment  Manager may pay the  salaries,  including  any  applicable  employment  or payroll  taxes and other  salary  costs,  of the  principal financial  officer and other  personnel  carrying out such  functions  and the Fund shall  reimburse  the  Investment  Manager therefor upon proper accounting.

                  (d)      All of the ordinary  business expenses incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless  specifically  provided  otherwise in this paragraph 6. These expenses include but are not limited to brokerage commissions,  legal, auditing, taxes or governmental fees, the cost of preparing share certificates,  custodian,  depository, transfer and shareholder service agents costs,  expenses of issue, sale,  redemption and repurchase of shares,  expenses of registering and  qualifying  shares for sale,  insurance  premiums on property or personnel  (including  officers and trustees if available) of the
Fund which inure to its benefit,  expenses relating to trustee and shareholder  meeting, the cost of preparing and distributing reports and notices to  shareholders,  the fees and other expenses  incurred by the Fund in connection  with  membership in investment  company organization and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

         7.        Delegation of  Responsibilities.  Upon the request of the Fund's Board of Trustee the Investment Manager may perform
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services on behalf of the Fund which are not  required by this  Agreement.  Such  services  will be performed on behalf of the Fund and the  Investment  Manager's  cost in rendering  such services may be billed  monthly to the Fund,  subject to  examination by the Fund's independent  accountants.  Payment or  assumption  by the  Investment  Manager of any Fund expense that the  Investment  Manager is not required to pay or assume under this  Agreement  shall not relieve the  Investment  Manager of any of its  obligations  to the Fund nor obligate the Investment Manager to pay or assume any similar Fund expense on any subsequent occasion.

         8.       Engagement of Sub-advisors and Broker-Dealers.  The Investment Manager may engage,  subject to approval of the Fund's
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Board of Trustees,  and where required,  the  shareholders  Portfolio,  a sub-advisor to provide  advisory  services in relation to the
Portfolio.  Under such  sub-advisory  agreement,  the  Investment  Manager  may  delegate  to the  sub-advisor  the duties  outlined in subparagraphs (e), (f), (g) and (h) of paragraph 2 hereof

         9.       Compensation.  The Fund shall pay the Investment  Manager in full  compensation  for services  rendered  hereunder an
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annual investment advisory fee, payable monthly, of 0.90%, of the average daily net assets of the Portfolio.

         10.      Expense  Limitation.  If,  for any  fiscal  year of the Fund,  the total of all  ordinary  business  expenses  of the
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Portfolio,  including all investment  advisory and administration fees but excluding  brokerage  commissions and fees, taxes,  interest and  extraordinary  expenses such as litigation,  would exceed 1.35% of the average daily net assets of the  Portfolio,  the Investment
Manager  agrees to pay the Fund such excess  expenses,  and if required to do so  pursuant  to such  applicable  statute or  regulatory authority,  to pay to the Fund such excess  expenses no later than the last day of the first month of the next  succeeding  fiscal year of the Fund.  For the purposes of this  paragraph,  the term "fiscal year" shall exclude the portion of the Fund's  current fiscal year which shall have elapsed at the date of termination of this Agreement.

         11.      Non-Exclusivity.  The services of the Investment  Manager to the Portfolio are not to be deemed to be exclusive,  and
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the  Investment  Manager  shall be free to  render  investment  advisory  and  corporate  administrative  or other  services  to others
(including other  investment  companies) and to engage in other  activities.  It is understood and agreed that officers or directors Of the  Investment  Manager may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of the Investment  Manager to the extent  Permitted by law; and that the officers and directors of the Investment  Manager are not prohibited  from engaging in any other business  activity or from  rendering  services to any other person,  or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

         12.   Term and Approval.  This  Agreement  shall become  effective on November 11, 2002 and shall continue in force and effect
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from year to year, provided that such continuance is specifically approved at least annually:

                  (a)..  (i) by the Fund's Board of Trustees or (ii) by the vote of a majority of the  Portfolio's  outstanding  voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

                  (b)      by the  affirmative  vote of a majority of the trustees who are not parties to this  Agreement or interested persons of a party to this Agreement (other than as Fund trustees),  by votes cast in person at a meeting  specifically called for such purpose.

         13.      Termination.  This  Agreement  may be  terminated  at any time without the payment of any penalty or prejudice to the
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completion of any transactions  already  initiated on behalf of the Portfolio,  by vote of the Fund's board of Trustees or by vote of a majority of the Portfolio's  outstanding voting  securities,  or by the Investment  Manager,  on sixty (60) days' written notice to the other party.  The notice  provided for herein may be waived by either party.  This Agreement  automatically  terminates in the event of its assignment, the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act
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         14.      Liability  of  Investment  Manager and  Indemnification.  In the  absence of willful  misfeasance,  bad faith,  gross
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negligence or reckless  disregard of  obligations  or duties  hereunder on the part of the  Investment  Manager or any of its officers, trustees  or  employees,  it shall not be  subject to  liability  to the Fund or to any  shareholder  of the  Portfolio  for any act or omission in the course of or connected  with,  rendering  services  hereunder or for any losses that may be sustained in the  purchase, holding or sale of any-security.

         15       Liability of Trustees and  Shareholders.  A copy of the  Agreement  and  Declaration  of Trust of the Fund is on file
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with the Secretary of The  Commonwealth of  Massachusetts,  and notice is hereby given that this  instrument is executed.  on behalf of the trustees of the Fund as trustees and not  individually  and that the obligations of this instrument are not binding upon any of the trustees or  shareholders  individually  but are binding only upon the assets and  property of the Fund.  Federal and state laws impose responsibilities  under  certain  circumstances  on persons who act in good  faith,  and  therefore,  nothing  herein  shall in any way constitute a waiver of limitation of any rights which the Fund or Investment Manager may have under applicable law.

         16.      Notices.  Any notices under this  Agreement  shall be in writing,  addressed and delivered or mailed  postage paid to
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the other party at such address as such other party may designate for the receipt of such notice.  Until further  notice,  it is agreed that the address of the Fund shall. be 126 High Street, Boston,  Massachusetts,  02110, and the address of the Investment Manager shall be One Corporate Drive, Shelton, Connecticut  06484.

         17.      Questions of  Interpretation.  Any question of  interpretation  of any term or provision of this  Agreement  having a
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counterpart  in or otherwise  derived from a term or provision of the  Investment  Company Act,  shall be resolved by reference to such term or provision of the Act and to interpretations  thereof,  if any, by the United States Courts or in the absence of any controlling decision of any such court,  by rules,  regulations or orders of the Securities and Exchange  Commission  issued  pursuant to said Act.
In addition,  where the effect of a  requirement  of the  Investment  Company  Act,  reflected  in any  provision of this  Agreement is released by rules,  regulation or order of the Securities and Exchange  Commission,  such provision  shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their respective  officers on the day and year first above written.

                                                          AMERICAN SKANDIA TRUST

Attest:                                                   By: ___________________________________
                                                          Richard G. Davy
___________________________________                       Vice President

                                                          AMERICAN SKANDIA INVESTMENT
                                                          SERVICES, INCORPORATED

Attest:                                                   By: ___________________________________
                                                          John Birch
___________________________________                 Senior Vice President & Chief Operating Officer